Exhibit 18
                                                                      ----------

                             STOCKHOLDERS AGREEMENT

                          dated as of February 28, 2001

                                  by and among

                              QUALITY DINING, INC.

                                    NBO, LLC,

                               JEROME L. SCHOSTAK,

                               DAVID W. SCHOSTAK,

                               ROBERT I. SCHOSTAK

                                       and

                                MARK S. SCHOSTAK

                                TABLE OF CONTENTS
                                -----------------

                  This Table of Contents is not part of the Stockholders Agreement to which it is attached but is inserted for convenience only.

                                                                                                               Page
                                                                                                                No.
                                                                                                                ---

ARTICLE I  DEFINITIONS                                                                                            1
         1.01  Definitions........................................................................................1
               -----------


ARTICLE II  STANDSTILL                                                                                            4
         2.01  Standstill.........................................................................................4
               ----------


ARTICLE III  REPRESENTATIONS AND WARRANTIES OF NBO                                                                5
         3.01  Incorporation......................................................................................5
               -------------
         3.02  Authority..........................................................................................5
               ---------
         3.03  No Conflicts.......................................................................................5
               ------------
         3.04  Governmental Approvals and Filings.................................................................6
               ----------------------------------
         3.05  Common Stock Ownership.............................................................................6
               ----------------------


ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE SCHOSTAKS                                                       6
         4.01  Authority..........................................................................................6
               ---------
         4.02  No Conflicts.......................................................................................6
               ------------
         4.03  Governmental Approvals and Filings.................................................................7
               ----------------------------------
         4.04  Common Stock Ownership.............................................................................7
               ----------------------


ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE COMPANY                                                          7
         5.01  Incorporation......................................................................................7
               -------------
         5.02  Authority..........................................................................................7
               ---------
         5.03  No Conflicts.......................................................................................8
               ------------
         5.04  Governmental Approvals and Filings.................................................................8
               ----------------------------------


ARTICLE VI  GENERAL PROVISIONS                                                                                    8
         6.01  Survival of Representations, Warranties, Covenants and Agreements..................................8
               -----------------------------------------------------------------
         6.02  Termination........................................................................................9
               -----------
         6.03  Amendment and Waiver...............................................................................9
               --------------------
         6.04  Notices.9
         6.05  Entire Agreement..................................................................................10
               ----------------
         6.06  No Third Party Beneficiary........................................................................10
               --------------------------
         6.07  No Assignment; Binding Effect.....................................................................10
               -----------------------------


                                      -i-

                                                                                                               Page
                                                                                                                No.
                                                                                                                ---

         6.08  Specific Performance; Legal Fees..................................................................11
               --------------------------------
         6.09  Headings..........................................................................................11
               --------
         6.10  Invalid Provisions................................................................................11
               ------------------
         6.11  Governing Law.....................................................................................11
               -------------
         6.12  Consent to Jurisdiction and Service of Process....................................................11
               ----------------------------------------------
         6.13  Counterparts......................................................................................12
               ------------


                  This STOCKHOLDERS AGREEMENT dated as of February 28, 2001 is made and entered into by and among Quality Dining, Inc., an Indiana corporation (the "Company"), NBO, LLC, a Michigan limited liability company ("NBO"), Jerome
L. Schostak, David W. Schostak, Robert I. Schostak and Mark S. Schostak, (collectively, the "Schostaks" and together with NBO the "Stockholders").

                  WHEREAS, NBO beneficially owns 1,159,014 shares of common stock, no par value, of the Company (the "Common Stock");

                  WHEREAS, the Company and NBO have entered into a Purchase and Sale Agreement of even date herewith (the "Purchase Agreement"), pursuant to which NBO will acquire four Burger King stores in the Detroit, Michigan area currently owned and operated by the Company (the "Restaurants") in exchange for 785,000 shares of Common Stock and certain cash adjustments;

                  WHEREAS, NBO and Daniel B. Fitzpatrick ("Fitzpatrick"), on behalf of an entity to be formed by him, have entered into a Stock Sale Agreement of even date herewith (the "Sale Agreement"), pursuant to which NBO will sell and Fitzpatrick will buy 374,014 shares of Common Stock on the Closing Date (as defined below);

                  WHEREAS, as a condition to the Company's willingness to enter into the Purchase Agreement, the Company desires to establish in this Stockholders Agreement certain terms and conditions concerning the acquisition and disposition of securities of the Company by the Stockholders and the corporate governance of the Company;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Stockholders Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  1.01 Definitions. (a) Except as otherwise specifically indicated, the following terms have the following meanings for all purposes of this Stockholders Agreement:

                  "beneficially owns" (or comparable variations thereof) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

                  "BKC" means Burger King Corporation.

                  "Board of Directors" means the Board of Directors of the Company.

                  "Closing Date" means the date on which the purchase and sale of the Restaurants contemplated by the Purchase Agreement is closed.

                  "Equity Securities" means Voting Securities, Convertible Securities and Rights to Purchase Voting Securities.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "IBCL" means the Indiana Business Corporation Law.

                  "Lien" means any lien, claim, mortgage, encumbrance, pledge, security interest, equity or charge of any kind.

                  "Person" means any individual, corporation, partnership, trust, limited liability company, other entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

                  "Representatives" of any Person means (where applicable) such Person's directors, officers, partners, members, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives of such Person.

                  "Restricted Group" means (i) the Stockholders, (ii) any and all Persons directly or indirectly controlled by or under common control with any Stockholder, (iii) if any Stockholder is an individual, (a) any member of such Stockholder's family (including any spouse, parent, sibling, child, grandchild or other lineal descendant, including adoptive children), (b) the heirs, executors, personal representatives and administrators of any of the foregoing persons, (c) any trust established for the benefit of any of the foregoing persons and (d) any charitable foundations established by any of the foregoing persons, and (iv) any and all groups (within the meaning of Section 13(d)(3) of the Exchange Act) of which any Stockholder or any Person directly or indirectly controlling, controlled by or under common control with such Stockholder is a member.

                  "Right of First Refusal" means the right of first refusal of BKC to purchase the Restaurants under the franchise agreements applicable to the Restaurants.

                  "Rule 144" means Rule 144 promulgated under the Securities Act, or any successor provision.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Termination Date" means (a) ten (10) years from the Closing Date if there is a Closing under the Purchase Agreement, (b) two (2) years from the date BKC purchases any Restaurant if it exercises its Right of First Refusal or (c) the date of termination of the Purchase Agreement if it is terminated prior to a Closing.

         "Voting Power" means, with respect to any Outstanding Voting Securities, the highest number of votes that the holders of all such Outstanding Voting Securities would be entitled to cast for the election of directors or on any other matter (except to the extent such voting rights are dependent upon events of default or bankruptcy), assuming, for purposes of this computation, the conversion or exchange into Voting Securities of Convertible Securities (whether presently convertible or exchangeable or not) and the exercise of Rights to Purchase Voting Securities (whether presently exercisable or not), in either case to the extent that any such action would increase the number of such votes.

                  "Voting Securities" means the Common Stock and any other securities of the Company of any kind or class having power generally to vote for the election of directors; "Convertible Securities" means securities of the Company which are convertible or exchangeable (whether presently convertible or exchangeable or not) into Voting Securities; "Rights to Purchase Voting Securities" means options and rights issued by the Company (whether presently exercisable or not) to purchase Voting Securities or Convertible Voting Securities; and "Outstanding Voting Securities" means at any time the then issued and outstanding Voting Securities, Convertible Securities (which shall be counted at the maximum number of Voting Securities for which they can be converted or exchanged) and Rights to Purchase Voting Securities (which shall be counted at the maximum number of Voting Securities for which they can be exercised).

                  (b) In addition, the following terms are defined in the Sections set forth below:

         "Common Stock"                              --       Preamble
         "Company"                                   --       Preamble
         "Fitzpatrick"                                        Preamble
         "NBO"                                                Preamble
         "Purchase Agreement"                        --       Preamble
         "Restaurants"                                        Preamble
         "Sale Agreement"                            --       Preamble
         "Schostaks"                                 --       Preamble
         "Shares"                                    --       Section 3.05
         "Stockholders"                              --       Preamble

         (c) Unless the context of this Stockholders Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Stockholders Agreement; and (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Stockholders Agreement. Whenever this Stockholders Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.



                                   ARTICLE II

                                   STANDSTILL

                  2.01 Standstill. (a) From the date of this Stockholders Agreement until the earlier of the date of termination of the Purchase Agreement prior to Closing or ten (10) years after the Closing Date if a Closing occurs, no member of the Restricted Group will, and they will not assist or encourage any other Person (including by providing financing) to, directly or indirectly,
(i) acquire or agree, offer, seek or propose (whether publicly or otherwise) to acquire ownership (including but not limited to beneficial ownership) of any substantial portion of the assets (other than the purchase of the Restaurants contemplated by the Purchase Agreement or other restaurants that the Company may determine to sell from time to time) or Equity Securities of the Company, whether by means of a negotiated purchase of assets, tender or exchange offer, merger or other business combination, recapitalization, restructuring or other extraordinary transaction, (ii) engage in any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated under the Exchange Act, but disregarding clause (iv) of Rule 14a-1(1)(2) and including any exempt solicitation pursuant to Rule 14a-2(b)(1) or (2)), or form, join or in any way participate in a "group" (as defined under the Exchange Act), (iii) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company, (iv) take any action that could reasonably be expected to force the Company to make a public announcement regarding any of the types of matters referred to in clause (i),
(ii) or (iii) above, or (v) enter into any discussions, negotiations, agreements, arrangements or understandings with any third party with respect to any of the foregoing. No member of the Restricted Group will request the Company or any of its Representatives to amend or waive any provision of this Section 2.01(a) (including this sentence) during such period. This Section 2.01(a) will not apply in the event BKC purchases any Restaurant after exercising its Right of First Refusal.

                  (b) From the date that BKC purchases any Restaurant after exercising its Right of First Refusal until the Termination Date, no member of the Restricted Group will, and they will not assist or encourage any other Person (including by providing financing) to, directly or indirectly, (i) acquire or agree, offer, seek or propose (whether publicly or otherwise) to acquire ownership (including but not limited to beneficial ownership) of any substantial portion of Equity Securities of the Company by means of a tender or exchange offer, merger or other business combination, recapitalization, restructuring or other extraordinary transaction, (ii) engage in any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated under the Exchange Act, but disregarding clause (iv) of Rule 14a-1(1)(2) and including any exempt solicitation pursuant to Rule 14a-2(b)(1) or (2)), or form, join or in any way participate in a "group" (as defined under the Exchange Act), (iii) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company, (iv) take any action that could reasonably be expected to force the Company to make a public announcement regarding any of the types of matters referred to in clause (i), (ii) or (iii) above, or (v) enter into any discussions, negotiations, agreements, arrangements or understandings with any third party with respect to any of the foregoing. No member of the Restricted Group will request the Company or any of its Representatives to amend or waive any provision of this Section 2.01(b) (including this sentence) during such period.



                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF NBO

                  NBO hereby represents and warrants to the Company as follows:

                  3.01 Incorporation. NBO is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Michigan. NBO has the requisite power and authority to execute and deliver this Stockholders Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  3.02 Authority. The execution and delivery by NBO of this Stockholders Agreement, and the performance by NBO of its obligations hereunder, have been duly and validly authorized by NBO , no other action on the part of NBO or its members being necessary. This Stockholders Agreement has been duly and validly executed and delivered by NBO and constitutes a legal, valid and binding obligation of NBO in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.03 No Conflicts. The execution and delivery by NBO of this Stockholders Agreement do not, and the performance by NBO of its obligations under this Stockholders Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the limited liability company agreement or other organizational documents or instruments of NBO;

                  (b) conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to NBO or any of its properties or assets; or

                  (c) (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require NBO to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of or (iv) result in the creation or imposition of any Lien upon NBO or any of its properties or assets under, any contract, agreement, plan, permit or license to NBO is a party.

                  3.04 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of NBO is required in connection with the execution, delivery and performance of this Stockholders Agreement or the consummation of the transactions contemplated hereby, other than filings under the Exchange Act in connection with the Stockholders' voting agreement contained in this Stockholders Agreement and the other transactions contemplated by this Stockholders Agreement.

                  3.05 Common Stock Ownership. NBO is the beneficial owner of 1,159,014 shares of Common Stock (the "Shares"). Other than the Shares, NBO is not the beneficial owner of any Equity Securities.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE SCHOSTAKS

                  Each Schostak hereby represents and warrants to the Company as follows:

                  4.01 Authority. This Stockholders Agreement has been duly and validly executed and delivered by each Schostak and constitutes a legal, valid and binding obligation of such Schostak enforceable against such Schostak in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4.02 No Conflicts. The execution and delivery by each Schostak of this Stockholders Agreement do not, and the performance by each Schostak of such Schostak's obligations under this Stockholders Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to such Schostak or any of such Schostak's properties or assets; or

                  (b) (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require such Schostak to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon any of such Schostak's properties or assets under, any contract, agreement, plan, permit or license to which such Schostak is a party.

                  4.03 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of any Schostaks required in connection with the execution, delivery and performance of this Stockholders Agreement or the consummation of the transactions contemplated hereby, other than filings under the Exchange Act in connection with the Stockholders' voting agreement contained in this Stockholders Agreement and the other transactions contemplated by this Stockholders Agreement.

                  4.04 Common Stock Ownership. Other than the Shares, all of which are owned beneficially by NBO, none of the Schostaks or any other member of the Restricted Group is the beneficial owner of any Equity Securities.



                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to NBO and the Schostaks as follows:

                  5.01 Incorporation. The Company is a corporation duly incorporated and validly existing under the laws of the State of Indiana. The Company has the requisite corporate power and authority to execute and deliver this Stockholders Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  5.02 Authority. The execution and delivery by the Company of this Stockholders Agreement, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by the Board of

Directors of the Company, no other corporate action on the part of the Company or its stockholders being necessary. This Stockholders Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  5.03 No Conflicts. The execution and delivery by the Company of this Stockholders Agreement do not, and the performance by the Company of its obligations under this Stockholders Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws of the Company;

                  (b) conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to the Company or any of its properties or assets; or

                  (c) (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of or (iv) result in the creation or imposition of any Lien upon the Company or any of its properties or assets under, any contract, agreement, plan, permit or license to which the Company is a party.

                  5.04 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company is required in connection with the execution, delivery and performance of this Stockholders Agreement or the consummation of the transactions contemplated hereby, other than filings under the Exchange Act in connection with the Stockholders' voting agreement contained in this Stockholders Agreement and the other transactions contemplated by this Stockholders Agreement.


                                   ARTICLE VI

                               GENERAL PROVISIONS

                  6.01 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Stockholders Agreement, each party hereto has the right to rely fully upon the representations and warranties of the others contained in this Stockholders Agreement. Except as provided in Section 6.02, the representations, warranties, covenants and agreements of each party hereto contained in this Stockholders Agreement will survive until the termination of this Stockholders Agreement.

                  6.02 Termination. This Stockholders Agreement and all rights and obligations of the parties hereunder shall automatically terminate, and shall cease to be of any further force and effect, upon (a) the mutual written agreement of the Stockholders and the Company or (b) the Termination Date . Notwithstanding the termination of this Stockholders Agreement, nothing contained herein shall relieve any party hereto from liability for breach of any of such party's representations, warranties, covenants or agreements contained in this Stockholders Agreement.

                  6.03 Amendment and Waiver. (a) This Stockholders Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  (b) Any term or condition of this Stockholders Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Stockholders Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Stockholders Agreement on any future occasion. All remedies, either under this Stockholders Agreement or by law or otherwise afforded, will be cumulative and not alternative.

                  6.04 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to NBO or the Schostaks to:

                  NBO, LLC
                  25800 Northwestern Highway
                  Suite 750
                  Southfield, Michigan 48075
                  Facsimile:  (212) 530-5219
                  Attn:  David W. Schostak

                  with a copy to:

                  Honigman Miller Schwartz and Cohn LLP
                  2290 First National Building
                  Detroit, Michigan 48226
                  Facsimile: (313) 465-7475
                  Attn:  Lawrence D. McLaughlin, Esq.

                  If to the Company to:

                  Quality Dining, Inc.
                  4220 Edison Lakes Parkway
                  Mishawaka, Indiana 46545
                  Facsimile: (219) 243-4393
                  Attn:  John C. Firth, Esq.

                  with a copy to:

                  Baker & Daniels
                  300 North Meridian, Suite 2700
                  Indianapolis, Indiana 46204
                  Facsimile:  (317) 237-8431
                  Attn:  James A. Aschleman, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  6.05 Entire Agreement. This Stockholders Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof, and contains, together with the Purchase Agreement, the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

                  6.06 No Third Party Beneficiary. The terms and provisions of this Stockholders Agreement are intended solely for the benefit of each party hereto, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

                  6.07 No Assignment; Binding Effect. Neither this Stockholders Agreement nor any right, interest or obligation hereunder may be assigned by any parties hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the preceding sentence, this Stockholders Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns and legal representatives.

                  6.08 Specific Performance; Legal Fees. The parties acknowledge that money damages are not an adequate remedy for violations of any provision of this Stockholders Agreement and that any party may, in such party's sole discretion, apply to a court of competent jurisdiction for specific performance for injunctive or such other relief as such court may deem just and proper in order to enforce any such provision or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. The parties hereto agree that, in the event that any party to this Stockholders Agreement shall bring any legal action or proceeding to enforce or to seek damages or other relief arising from an alleged breach of any term or provision of this Stockholders Agreement by any other party, the prevailing party in any such action or proceeding shall be entitled to an award of, and the other party to such action or proceeding shall pay, the reasonable fees and expenses of legal counsel to the prevailing party.

                  6.09 Headings. The headings used in this Stockholders Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  6.10 Invalid Provisions. If any provision of this Stockholders Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Stockholders Agreement will not be materially and adversely affected thereby,
(i) such provision will be fully severable, (ii) this Stockholders Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Stockholders Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                  6.11 Governing Law. This Stockholders Agreement has been negotiated and entered into in the State of Indiana and shall be governed by and construed in accordance with the laws of the State of Indiana applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                  6.12 Consent to Jurisdiction and Service of Process. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Indiana in St. Joseph County in any action, suit or proceeding arising in connection with this Stockholders Agreement and brought within five (5) years from the date hereof; agrees that any such action, suit or proceeding brought within such period shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein and to the extent permitted by law); and agrees to delivery of service of process in connection with any such action, suit or proceeding brought within such period by any of the methods by which notices may be given pursuant to Section 6.04, with such service being deemed given as provided in such Section; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 6.12 and shall not be deemed to be a general submission to the jurisdiction of said court or in the State of Indiana other than for such purpose. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

                  6.13 Counterparts. This Stockholders Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, each party hereto has signed this Stockholders Agreement, or caused this Stockholders Agreement to be signed by its officer thereunto duly authorized, as of the date first above written.



                                        QUALITY DINING, INC.

                                     By:  /s/Daniel B. Fitzpatrick
                                        --------------------------------
                                        Name: Daniel B. Fitzpatrick
                                        Title: President

                                        NBO, LLC

                                     By:  /s/David W. Schostak
                                        --------------------------------
                                        Name: David W. Schostak
                                        Title: Member




                                        /s/Jerome L. Schostak
                                     -----------------------------------
                                        JEROME L. SCHOSTAK



                                        /s/David W. Schostak
                                     -----------------------------------
                                        DAVID W. SCHOSTAK



                                        /s/Robert I. Schostak
                                     -----------------------------------
                                        ROBERT I. SCHOSTAK


                                        /s/Mark S. Schostak
                                     -----------------------------------
                                        MARK S. SCHOSTAK




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